Exhibit 99.08

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

ALLIANCE CAPITAL MANAGEMENT CORPORATION

Alliance Capital Management Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of said Corporation, at a meeting held on November 10, 2005, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation and directed that the amendment be presented to the sole stockholder of the Corporation for its approval:

Article First of the Certificate of Incorporation of Alliance Capital Management Corporation shall be amended to read in its entirety as follows:

“The name of the corporation is AllianceBernstein Corporation (hereinafter called the “Corporation”).”

SECOND:  That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given its written consent to the foregoing amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the foregoing amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That this Certificate of Amendment to the Certificate of Incorporation shall be effective as of 4:00 p.m. (Delaware time) on February 24, 2006.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer, this 21st day of February, 2006.

ALLIANCE CAPITAL MANAGEMENT CORPORATION

By:	/s/ Adam R. Spilka
Adam R. Spilka
Secretary